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                                                                    EXHIBIT 23.3































                      CONSENT OF SCHENCK & ASSOCIATES, S.C.


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                                   CONSENT OF
                           SCHENCK & ASSOCIATES, S.C.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in the registration statement on Form SB-2 of Harp & Eagle, Ltd. (File No. 333-55088) of our report, dated April 10, 2001, on (i) the consolidated balance sheet of Harp & Eagle, Ltd. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2000 and
(ii) the consolidated balance sheet of Castledaly Acquisition Corporation as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1999. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts," and elsewhere in the prospectus.



/s/ SCHENCK & ASSOCIATES, S.C.
SCHENCK & ASSOCIATES, S.C.


Sheboygan, Wisconsin
August 27, 2001